UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 13, 2104 the Compensation Committee of the Board of Directors (the “Committee”) of Digital Ally, Inc. (the “Company”) granted restricted stock awards of 25,000 shares each to Stanton E. Ross and Thomas J. Heckman for their performance to date in 2014 and for retention of their services into 2015. Such awards vest on May 1, 2015, provided that each executive officer remains employed with the Company at such point.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the shareholders (the “Annual Meeting”) on Thursday, June 12, 2014. There were 1,326,755 shares of common stock represented in person or by proxy at the Annual Meeting, constituting 57.8% of the outstanding shares on April 14, 2014, the record date for the Annual Meeting, and establishing a quorum. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
Stanton E. Ross	417,965	148,491		760,299
Leroy C. Richie	392,941	173,515		760,299
Daniel F. Hutchins	448,378	118,078		760,299
Elliot M. Kaplan	419,665	146,491		760,299

All nominees were duly elected.

The Board of Directors made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Hutchins, Richie and Kaplan. Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie and Kaplan. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Hutchins, Richie and Kaplan. Mr. Richie is the chairman of the Nominating and Governance Committee. The members determined that the Strategic Planning Committee should be terminated.

Proposal Two: Amendment to Articles of Incorporation. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of its capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shares shall be classified as common stock and 10,000,000 shares shall be classified as blank check preferred stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
356,777	916,324	2,651	51,003

The proposal was defeated.

Proposal Three: Amendment to the 2013 Stock Option Plan and Restricted Stock Plan. To approve an amendment to the 2013 Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under the Plan from 100,000 to 200,000.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
325,578	238,403	2,475	760,299

The proposal was approved.

Proposal Four: Approval under applicable Nasdaq rules of the issuance of all shares of common stock issuable upon the conversion of the Senior Secured Convertible Note and exercise of the Warrant issued in the March 2014 private placement. To approve under applicable Nasdaq rules of the issuance of all shares of common stock issuable upon conversion of the $2,000,000 Senior Secured Convertible Note and exercise of the Warrant issued in the Company’s private placement in March 2014 without the need for any Nasdaq Share Cap or any restriction on any anti-dilution provisions in the Note and Warrant.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
393,090	879,166	3,223	51,276

The proposal was defeated.

Proposal Five: Ratification of Grant Thornton LLP Appointment. Ratification of the appointment of Grant Thornton LLP as the independent registered accounting firm of Digital Ally, Inc. for the year ending December 31, 2014.

Votes For	Votes Against/ Withheld	Abstain
551,222	57,706	6,304

The selection of Grant Thornton LLP as the independent registered accounting firm was ratified.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: June 18, 2014	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer